FOR IMMEDIATE RELEASE

ESSEX RENTAL CORP. REPORTS 2012 FOURTH QUARTER AND YEAR-END RESULTS

Adjusted EBITDA before non-cash compensation and non-recurring expenses for the quarter ended December 31, 2012 was $5.0 million which represents a 136.5% increase over the comparable quarter last year

2012 Adjusted EBITDA before non-cash compensation and non-recurring expenses was $17.2 million which represents a 90.1% increase over the year ended December 31, 2011

Successfully Completed the Refinancing of our debt and extended maturities to 2016 and beyond

BUFFALO GROVE, IL – March 18, 2013 – Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its consolidated results for the fourth quarter and year ended December 31, 2012.

Fourth Quarter and Year-End 2012 Highlights

•	Adjusted EBITDA before non-cash compensation and non-recurring expenses for the three months ended December 31, 2012 increased to $5.0 million as compared to $2.1 million for the three months ended December 31, 2011;
•	Adjusted EBITDA before non-cash compensation and non-recurring expenses for the year ended December 31, 2012 increased to $17.2 million compared to $9.0 million for the year ended December 31, 2011;
•	Crawler crane utilization increased to 44.8% for the three months ended December 31, 2012 compared to 43.4% and 38.3% for the three month periods ended September 30, 2012 and December 31, 2011, respectively. Crawler crane utilization increased in every quarter of 2012;
•	Average monthly crawler crane rental rates increased by $387 to $17,947 for the three month period ended December 31, 2012 from $17,560 for the three month period ended September 30, 2012. The average monthly rental rate achieved in the fourth quarter of 2012 is the highest since 2009;
•	Rough terrain crane utilization was 61.9% for the three month period ended December 31, 2012. While it is down from the historic high of 69.3% for the three month period ended September 30, 2012, it has increased when compared to 51.8% for the three month period ended December 31, 2011;
•	Utilization of larger tower cranes and elevator lifts increased to 56.0% for the three month period ended December 31, 2012 from 54.7% and 37.3% for the three month periods ended September 30, 2012 and December 31, 2011, respectively. Self-erecting tower crane utilization increased to 41.6% for the three month period ended December 31, 2012 from 33.1% and 28.7% for the three month periods ended September 30, 2012 and December 31, 2011, respectively.

CEO Comments

Ron Schad, President and CEO of Essex stated, “In the fourth quarter of 2012, we continued to experience a gradual improvement in our business. We have seen increases in activity in most of our end markets on a year over year basis, with the largest increases in the power and petrochemical sectors. The expected duration of new crawler crane orders year to date through December has increased by 9.6% compared to the prior year’s orders. The increased duration is providing greater revenue visibility and if this trend continues, is likely to have a positive impact on utilization. Utilization on our hydraulic heavy lift crawler cranes, which represent approximately 70% of the value of our crawler crane fleet and 50% of our entire fleet, equaled 63.8% for the three months ended December 31, 2012. These cranes have a higher lifting capacity and typically command a rental rate nearly twice that of traditional crawler cranes. We are selectively increasing rental rates for certain categories of our heavy lift crawler fleet.

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Utilization across many of our remaining asset categories increased on both a quarter over quarter basis and on a sequential quarter basis. The improvement on a sequential quarter basis is particularly encouraging as our fourth quarter has historically been a soft seasonal period. While our results are encouraging, I believe that we are still in the very early stages of what will be a gradual recovery for crawler crane utilization and rental rates. Besides an improving environment for our rental equipment, we are pleased with the results from many of the operating initiatives that we announced in the first half of 2012.

In January 2013, we sold the remaining aerial work platforms and forklifts from our rental fleet. We have now exited from this market, where we lacked a competitive advantage and were not able to leverage our crane expertise. We will continue to identify opportunities to sell rental fleet assets that were underutilized during historic peak demand periods and use the proceeds to reduce outstanding debt. During 2012, we sold $17.3 million of non-core and excess rental fleet assets at approximately 109.3% of appraised orderly liquidation value.”

Fourth Quarter 2012 Overview

Equipment rentals segment revenues were $18.0 million for the three months ended December 31, 2012 versus $16.6 million for the three months ended December 31, 2011. Equipment rentals segment revenues include rental, transportation, used rental equipment sales, and repairs and maintenance of rental equipment. The 8.2% year-over-year improvement in equipment rentals segment revenues is due to an increase in utilization for all of our core rental equipment groups and an increase in the associated transportation revenues. These increases were partially offset by a decrease in used rental equipment sales of $1.8 million. Gross profit for this segment increased by 74.3% to $4.7 million for the three months ended December 31, 2012 from $2.7 million in the comparable period in 2011.

Equipment distribution segment revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, was $0.7 million for the three months ended December 31, 2012 compared to $2.1 million for the three months ended December 31, 2011. Several sale transactions that we had anticipated would close in the fourth quarter of 2012 were deferred until early 2013 due to delays in delivery from the manufacturer.

Our parts and service segment continues to display increased revenue and improved profitability when compared on a year-over-year basis. Revenues in this non-capital intensive business line increased 22.4% to $4.6 million for the three months ended December 31, 2012 as compared to $3.7 million for the three months ended December 31, 2011. Gross profit margin increased to 34.1% for the three months ended December 31, 2012 compared to 10.6% in the comparable period in 2011. The continued improvement in profitability compared to historical performance has resulted in a 293.8% increase in gross profit for this segment to $1.6 million for the three months ended December 31, 2012 compared to $0.4 million in the comparable period in 2011. The improvement in profitability in this segment of our business is being driven by a number of the operating initiatives that we introduced throughout 2012.

Total gross profit increased 89.6% to $6.2 million for the three months ended December 31, 2012 from $3.3 million for the three months ended December 31, 2011. Gross profit margin increased by approximately 12.3 percentage points to 26.9% for the three months ended December 31, 2012 from 14.6% for the three months ended December 31, 2011 due to higher margins in the equipment rentals and parts and service segments. We believe that the gross profit margin percentage achieved during the quarter ended December 31, 2012 is consistent with our expectations for future periods.

Adjusted EBITDA before non-cash compensation and non-recurring expenses increased by 136.5% to $5.0 million for the three months ended December 31, 2012 compared to $2.1 million for the three months ended December 31, 2011. Adjusted EBITDA before non-cash compensation and non-recurring expenses increased by 90.1% to $17.2 million for the year ended December 31, 2012 compared to $9.0 million for the year ended December 31, 2011.

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Outlook for 2013

Mr. Schad continued, “Thus far in 2013, we are continuing to experience a gradual recovery across all of our business lines as compared to the same period in 2012. For example, since the beginning of the year we have increased the number of crawler cranes on rent by approximately 10% as measured against units on rent at December 31, 2012. Rental rates continue to be firmer across all of our asset classes and where utilization warrants it, we are raising rates. We expect that our parts and service business will continue to provide a highly predictable earnings stream and believe that based on signed orders in hand, new equipment sales are likely to be meaningfully higher in the first half of 2013 compared to the same time period in 2012. Assuming a continued gradual improvement in crawler crane utilization and no material improvement in rental rates, we are expecting EBITDA before non-cash compensation expenses for the year ended December 31, 2013 to be in the range of $21 million to $26 million.

We have recently completed the refinancing of all of our operating company debt and extended maturities to 2016 and beyond. We are extremely pleased by the long-term financial stability that the refinancing provides. Consistent with 2012, when we reduced our total indebtedness by $10.9 million, we intend to continue to focus on disposing of excess assets and using excess free cash flow to reduce debt. Our blended cost of debt based on current Libor is approximately 4.51% and we expect consolidated interest expense in 2013 to be approximately $10 million. Finally, we are projecting net capital expenditures of approximately $2 million in 2013, excluding proceeds from the sale of lattice boom crawler cranes.”

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Monday, March 18, 2013. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About Essex Rental Corp.

Essex, through its subsidiaries, Essex Crane Rental Corp. and Coast Crane Company, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

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This press release includes references to adjusted EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA represents the sum of net income, tax benefit, foreign currency exchange gains and losses, interest expense, other income, depreciation and amortization. Adjusted EBITDA is used internally when evaluating our operating performance and allows investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance and period-over-period growth, and provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because adjusted EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of adjusted EBITDA to net loss is included in the financial tables accompanying this release.

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CONTACT:

Essex Rental Corp.

Martin Kroll

Chief Financial Officer

(847) 215-6502 / mkroll@essexrentalcorp.com

OR

Kory Glen

Director of Finance

(847) 215-6522 / kglen@essexcrane.com

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Essex Rental Corp. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)

REVENUES
Equipment rentals	$12,851,649	$10,711,093	$46,863,695	$41,970,190
Retail equipment sales	661,191	2,142,662	4,087,127	14,206,479
Used rental equipment sales	1,470,833	3,282,153	17,258,089	6,523,789
Retail parts sales	2,415,079	2,092,091	9,207,802	9,834,844
Transportation	2,398,618	1,395,229	7,474,839	5,413,609
Equipment repairs and maintenance	3,394,225	2,846,303	13,369,302	11,636,068

TOTAL REVENUES	23,191,595	22,469,531	98,260,854	89,584,979

COST OF REVENUES
Salaries, payroll taxes and benefits	2,637,053	3,148,977	10,994,834	10,635,150
Depreciation	4,970,293	5,470,307	20,458,784	21,146,477
Retail equipment sales	559,831	1,792,335	3,474,161	11,878,546
Used rental equipment sales	1,036,569	2,765,160	14,353,793	5,462,818
Retail parts sales	1,837,773	1,564,411	7,091,209	7,230,864
Transportation	2,262,100	1,225,190	6,823,282	5,081,504
Equipment repairs and maintenance	2,870,965	2,511,972	10,663,327	12,452,736
Yard operating expenses	775,469	700,026	3,069,344	2,599,646

TOTAL COST OF REVENUES	16,950,053	19,178,378	76,928,734	76,487,741

GROSS PROFIT	6,241,542	3,291,153	21,332,120	13,097,238

Selling, general and administrative expenses	6,828,709	7,381,670	26,986,797	28,535,612
Other depreciation and amortization	316,118	352,910	1,274,466	1,338,378

LOSS FROM OPERATIONS	(903,285)	(4,443,427)	(6,929,143)	(16,776,752)

OTHER INCOME (EXPENSES)
Other income	8,369	2,084	41,230	316,492
Interest expense	(2,676,318)	(2,915,480)	(11,334,705)	(11,455,390)
Foreign currency exchange gains (losses)	(80,121)	2,559	5,484	(6,999)
TOTAL OTHER INCOME (EXPENSES)	(2,748,070)	(2,910,837)	(11,287,991)	(11,145,897)

LOSS BEFORE INCOME TAXES	(3,651,355)	(7,354,264)	(18,217,134)	(27,922,649)

BENEFIT FOR INCOME TAXES	(646,365)	(3,049,182)	(5,564,179)	(10,775,749)

NET LOSS	$(3,004,990)	$(4,305,082)	$(12,652,955)	$(17,146,900)

Weighted average shares outstanding:
Basic	24,555,818	24,428,092	24,545,041	23,824,119
Diluted	24,555,818	24,428,092	24,545,041	23,824,119

Loss per share:
Basic	$(0.12)	$(0.18)	$(0.52)	$(0.72)
Diluted	$(0.12)	$(0.18)	$(0.52)	$(0.72)

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Essex Rental Corp. & Subsidiaries
Segment Revenues and Gross Profit

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)
Segment revenues
Equipment rentals	$17,957,436	$16,591,029	$76,276,705	$58,859,497
Equipment distribution	661,191	2,142,662	4,087,127	14,206,479
Parts and service	4,572,968	3,735,840	17,897,022	16,519,003

Total revenues	$23,191,595	$22,469,531	$98,260,854	$89,584,979

Segment gross profit
Equipment rentals	$4,726,624	$2,711,302	$15,834,559	$8,470,103
Equipment distribution	(44,307)	183,901	16,029	1,607,733
Parts and service	1,559,225	395,950	5,481,532	3,019,402

Total gross profit	$6,241,542	$3,291,153	$21,332,120	$13,097,238

Essex Rental Corp & Subsidiaries
Reconciliation of Net Loss
to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net loss	$(3,004,990)	$(4,305,082)	$(12,652,955)	$(17,146,900)

Benefit for income taxes	(646,365)	(3,049,182)	(5,564,179)	(10,775,749)
Foreign currency exchange (gains) losses	80,121	(2,559)	(5,484)	6,999
Interest expense	2,676,318	2,915,480	11,334,705	11,455,390
Other income	(8,369)	(2,084)	(41,230)	(316,492)

Loss from Operations	(903,285)	(4,443,427)	(6,929,143)	(16,776,752)

Add: Depreciation	4,970,293	5,470,307	20,458,784	21,146,477
Add: Other depreciation and amortization	316,118	352,910	1,274,466	1,338,378

Adjusted EBITDA (1)	$4,383,126	$1,379,790	$14,804,107	$5,708,103

(1) Includes non-cash stock compensation and non-recurring expenses of $0.6 million and $0.7 million for the three months ended December 31, 2012 and 2011, respectively and $2.4 million and $3.3 million for the year ended December 31, 2012 and 2011, respectively.

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Essex Rental Corp. and Subsidiaries
Consolidated Balance Sheets

	December 31,	December 31,
	2012	2011

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,389,321	$9,030,383
Accounts receivable, net of allowances	14,658,198	14,311,343
Other receivables	2,282,104	2,712,353
Deferred tax assets	3,022,625	3,478,114
Inventory
Retail equipment	1,815,670	2,212,530
Retail spare parts, net	1,386,412	1,506,680
Prepaid expenses and other assets	1,494,751	1,944,068
TOTAL CURRENT ASSETS	33,049,081	35,195,471

Rental equipment, net	306,892,373	328,955,023
Property and equipment, net	6,610,976	7,876,432
Spare parts inventory, net	3,145,129	3,380,090
Identifiable finite lived intangibles, net	1,403,571	1,893,920
Goodwill	1,796,126	1,796,126
Loan acquisition costs, net	1,170,354	1,803,167

TOTAL ASSETS	$354,067,610	$380,900,229

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$5,342,637	$4,893,500
Accrued employee compensation and benefits	1,999,143	1,750,956
Accrued taxes	3,211,400	3,592,912
Accrued interest	1,359,017	833,642
Accrued other expenses	1,358,036	830,295
Unearned rental revenue	1,520,701	1,106,781
Customer deposits	73,795	142,581
Promissory notes	5,130,870	-
Short-term debt obligations	828,610	673,403
Interest rate swaps	-	2,470,779
Current portion of capital lease obligation	3,154	7,199
TOTAL CURRENT LIABILITIES	20,827,363	16,302,048

LONG-TERM LIABILITIES
Revolving credit facilities	210,592,909	222,088,941
Promissory notes	-	5,034,741
Other long-term debt obligations	2,147,349	1,851,859
Deferred tax liabilities	46,258,254	51,650,482
Capital lease obligation	-	3,150
TOTAL LONG-TERM LIABILITIES	258,998,512	280,629,173

TOTAL LIABILITIES	279,825,875	296,931,221

Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares;
issued and outstanding 24,555,818 shares at December 31, 2012
and 24,428,092 shares at December 31, 2011	2,456	2,443
Paid in capital	124,460,238	122,815,398
Accumulated deficit	(50,230,938)	(37,577,983)
Accumulated other comprehensive income (loss), net of tax	9,979	(1,270,850)
TOTAL STOCKHOLDERS' EQUITY	74,241,735	83,969,008

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$354,067,610	$380,900,229

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